Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

dated as of May 30, 2008,

among

RENTECH ENERGY MIDWEST CORPORATION,

as the Borrower,

RENTECH, INC.,

as Holdings,

the Subsidiaries of Holdings from time to time party hereto

and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

as Collateral Agent

[CS&M Ref. No. ________]

TABLE OF CONTENTS

Page
ARTICLE I
Definitions

SECTION 1.01. Credit Agreement	2
SECTION 1.02. Other Defined Terms	2

ARTICLE II
Guarantee

SECTION 2.01. Guarantee	2
SECTION 2.02. Guarantee of Payment; Continuing Guarantee	2
SECTION 2.03. No Limitations, Etc	2
SECTION 2.04. Reinstatement	2
SECTION 2.05. Agreement To Pay; Subrogation	2
SECTION 2.06. Information	2
SECTION 2.07. Taxes	2

ARTICLE III
Pledge of Securities

SECTION 3.01. Pledge	2
SECTION 3.02. Delivery of the Pledged Collateral	2
SECTION 3.03. Representations, Warranties and Covenants	2
SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests	2
SECTION 3.05. Registration in Nominee Name; Denominations	2
SECTION 3.06. Voting Rights; Dividends and Interest, Etc	2

ARTICLE IV
Security Interests in Personal Property

SECTION 4.01. Security Interest	2
SECTION 4.02. Representations and Warranties	2
SECTION 4.03. Covenants	2
SECTION 4.04. Other Actions	2
SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral	2

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ARTICLE V
Remedies

SECTION 5.01. Remedies Upon Default	2
SECTION 5.02. Application of Proceeds	2
SECTION 5.03. Grant of License to Use Intellectual Property	2
SECTION 5.04. Securities Act, Etc	2

ARTICLE VI
Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation	2
SECTION 6.02. Contribution and Subrogation	2
SECTION 6.03. Subordination	2

ARTICLE VII
Miscellaneous

SECTION 7.01. Notices	2
SECTION 7.02. Security Interest Absolute	2
SECTION 7.03. Survival of Agreement	2
SECTION 7.04. Binding Effect; Several Agreement	2
SECTION 7.05. Successors and Assigns	2
SECTION 7.06. Agent’s Fees and Expenses; Indemnification	2
SECTION 7.07. Agent Appointed Attorney-in-Fact	2
SECTION 7.08. Applicable Law	2
SECTION 7.09. Waivers; Amendment	2
SECTION 7.10. WAIVER OF JURY TRIAL	2
SECTION 7.11. Severability	2
SECTION 7.12. Counterparts	2
SECTION 7.13. Headings	2
SECTION 7.14. Jurisdiction; Consent to Service of Process	2
SECTION 7.15. Termination or Release	2
SECTION 7.16. Additional Subsidiaries	2
SECTION 7.17. Right of Setoff	2

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Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

iii

GUARANTEE AND COLLATERAL AGREEMENT dated as of May 30, 2008 (this “Agreement”), among RENTECH ENERGY MIDWEST CORPORATION, a corporation organized under the laws of the State of Delaware (the “Borrower”), RENTECH, INC., a corporation organized under the laws of the State of Colorado (“Holdings”), the Subsidiaries of Holdings from time to time party hereto and CREDIT SUISSE, Cayman Islands Branch, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of May 30, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders and collateral agent for the Secured Parties (such term and each other capitalized term used but not defined in this preliminary statement being defined as provided in Article I).

The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement.  The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor.  Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Credit Agreement.  (a)  Each capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement.  Each capitalized term defined in the New York UCC (as such term is defined herein) and not defined in this Agreement shall have the meaning assigned to it in the New York UCC.  All references to the Uniform Commercial Code shall mean the New York UCC.

(b)           The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02.    Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Agent” shall mean Credit Suisse, in its capacity as collateral agent for the Secured Parties.  References to “Agent” shall also include Credit Suisse, acting in its capacity as administrative agent for the Lenders under the Credit Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Borrower” shall have the meaning assigned to such term in introductory paragraph to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement to this Agreement.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“General Intangibles” shall mean all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) and other general intangibles now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under other leases, Hedging Agreements, the Management Agreement and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” shall mean Holdings, the Borrower and the Subsidiary Guarantors.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Lenders” shall have the meaning assigned to such term in the preliminary statements to this Agreement.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the principal of, premium (if any) and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents to which it is a party and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to the Security Documents and each of the other Loan Documents to which they are a party.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, unit certificates, stock certificates or other securities (as defined in Article 8 of the New York UCC) now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Parties” shall mean the Lenders.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Guarantors” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantors after the Closing Date.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Guarantee

SECTION 2.01.    Guarantee.  Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.    Guarantee of Payment; Continuing Guarantee.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other person.  Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03.    No Limitations, Etc.  (b)  Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by (i) the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy under the provisions of any Loan Document or otherwise, (ii) any extension or renewal of any of the Obligations, (iii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iv) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Agent or any other Secured Party for the Obligations or any of them, (v) any default, failure or delay, willful or otherwise, in the performance of the Obligations or (vi) any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (other than contingent indemnification obligations)) or which would impair or eliminate the right of any Guarantor to subrogation.  Each Guarantor expressly authorizes the Agent and the other Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.  Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents.

(b)           Each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations (other than contingent indemnification obligations).  The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent indemnification obligations) have been fully and indefeasibly paid in full in cash.  Each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.    Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05.   Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor, upon notice from Agent, hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.  If any amount shall erroneously be paid to any Guarantor on account of any such Indebtedness of the Borrower or any other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and any other Loan Document.

SECTION 2.06.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.  Taxes.  Each Guarantor agrees that the provisions of Section 2.15 of the Credit Agreement shall apply equally to such Guarantor with respect to payments made by it hereunder.

ARTICLE III

Pledge of Securities

SECTION 3.01.   Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests in any Subsidiary owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests in any Subsidiary obtained in the future by such Grantor and (iii) all certificates, if any, representing any such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Equity Interests”), (b)(i) the debt securities owing by any Subsidiary held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities owing by any Subsidiary obtained in the future by such Grantor and (iii) all promissory notes and other instruments evidencing any such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Agent pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

Notwithstanding anything herein to the contrary, in no event shall the Security Interest attach to the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote, to the extent, and for so long as, such pledge would result in adverse tax consequences to the Secured Parties as a result of such pledge; provided, that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by such Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02.   Delivery of the Pledged Collateral.  (c)  To the extent required for the validity and first priority of the security interests created or intended to be created by the Security Documents, each Grantor agrees promptly to deliver or cause to be delivered to the Agent any and all certificates, instruments or other documents representing or evidencing Pledged Securities.

(b)           Upon delivery to the Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities constituting a “security” shall be accompanied by undated stock or unit powers duly executed in blank or other undated instruments of transfer satisfactory to the Agent and duly executed in blank and by such other instruments and documents as the Agent may request and (ii) all other property composing part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Agent may request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03.    Representations, Warranties and Covenants.  Each Grantor, jointly with the other Grantors and severally, represents and warrants, as of the Effective Date, that, and covenants to and with the Agent, for the benefit of the Secured Parties, that:

(a)           Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder to the extent required for the validity and first priority of the security interests created or intended to be created by the Security Documents;

(b)           the Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c)           except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Credit Agreement;

(d)           except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder;

(e)           each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Loan Documents), however arising, of all persons whomsoever;

(f)           no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)           by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Agent in accordance with this Agreement, the Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h)           the pledge effected hereby is effective to vest in the Agent, for the ratable benefit of the Secured Parties, the rights of the Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 3.04.  Certification of Limited Liability Company Interests and Limited Partnership Interests.  As of the Closing Date, except as may be set forth on Schedule II, no interest in any limited liability company or limited partnership which is a Subsidiary is represented by a certificate or is a “security” within the meaning of Article 8 of the New York UCC or governed by Article 8 of the New York UCC.  If after the Closing Date any interest in any limited liability company or limited partnership which is a Subsidiary becomes represented by a certificate or becomes a “security” within the meaning of Article 8 of the New York UCC, the applicable Grantor agrees to deliver such certificate to the extent required for the validity and first priority of the security interests created or intended to be created by the Security Documents.

SECTION 3.05.  Registration in Nominee Name; Denominations.  The Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion), if an Event of Default shall have occurred and be continuing, to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent.  Each Grantor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof.  The Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06.  Voting Rights; Dividends and Interest, Etc.  (d)  Unless and until an Event of Default shall have occurred and be continuing and, subject to applicable law, the Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Article VII of the Credit Agreement):

(i)           Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of the Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)           The Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)           Each Grantor shall be entitled to receive and retain, free and clear of the Lien of this Agreement, any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement or instrument of assignment).

(b)           Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Agent, for the ratable benefit of the Secured Parties.  The Agent shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Agent, for the ratable benefit of the Secured Parties, and shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment).  Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Obligations (other than contingent indemnification obligations) are indefeasibly paid in full in cash, the Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c)           Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Agent, for the ratable benefit of the Secured Parties.  The Agent shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)           Any notice given by the Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.   Security Interest.  (e)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)           all Accounts;

(ii)           all As-Extracted Collateral;

(iii)           all Chattel Paper;

(iv)           all cash and Deposit Accounts;

(v)           all Documents;

(vi)           all Equipment;

(vii)           all Fixtures;

(viii)          all General Intangibles;

(ix)           all Instruments;

(x)           all Inventory;

(xi)           all Investment Property;

(xii)           all Letter-of-Credit Rights;

(xiii)          all Commercial Tort Claims;

(xiv)          all Securities Accounts;

(xv)           all books and records pertaining to the Article 9 Collateral; and

(xvi)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b)           Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Each Grantor agrees to provide such information to the Agent promptly upon request.

Each Grantor also ratifies its authorization for the Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the Closing Date.

The Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of such Grantor, and naming such Grantor or the Grantors as debtors and the Agent as secured party.

(c)           The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d)           Notwithstanding anything herein to the contrary, (i) in no event shall the Security Interest attach to (A) any contract or agreement to which any Grantor is a party or any of its rights or interests thereunder to the extent and for so long as the grant of the Security Interest shall constitute or result in (I) the unenforceability of any right of such Grantor therein or (II) a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity), (B)  any fixtures, improvements or equipment acquired by any Grantor after the Closing Date if (I) at least 80% of the purchase price of such fixtures, improvements or equipment was financed through the incurrence of Indebtedness, (II) such Indebtedness is secured by a Lien on such fixtures, improvements or equipment and (III) the terms of the instrument or instruments governing such Indebtedness (but not of any refinancings or replacements thereof) would be violated by the attachment of the Security Interest to such fixtures, improvements or equipment, (C) the Equity Interests in any person that is not the Borrower or a Subsidiary to the extent and for so long as the grant of the Security Interest shall constitute or result in a breach of, or default under, the terms of such person’s joint venture agreement, limited liability company agreement, joint operating agreement or similar document (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that, in the case of clauses (A), (B) and (C) above, the Security Interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied or removed, such Indebtedness shall be repaid, refinanced or replaced or such term shall be removed and, to the extent severable, shall attach immediately to any portion of such contract, agreement, document, real property, improvement or equipment (including any proceeds of the foregoing) that does not result in any of the consequences specified in clauses (A), (B)(III) or (C) above, as the case may be and (ii) the Grantors will not be required to make filings with the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States Trademarks and United States Copyrights that have, in the Agent’s reasonable judgment, an aggregate fair market value not in excess of $1,000,000, or (D) Excluded Assets, which shall be defined as the securities account with Lehman and the securities securing the Lehman loan for so long as the Lehman loan is outstanding.

SECTION 4.02.   Representations and Warranties.  Each Grantor, jointly with the other Grantors and severally, represents and warrants, as of the Closing Date, to the Agent and the other Secured Parties that:

(a)           Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect.

(b)           The Perfection Certificate, when delivered in accordance with the Credit Agreement, will be duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) will be correct and complete in all material respects when delivered.  Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Agent, or will be based upon the information provided to the Agent and the other Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America, its territories or possessions, any constituent State of the United States of America or the District of Columbia, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance satisfactory to the Agent), and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which the United States patent applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States of America, its territories or possessions, any constituent State of the United States of America or the District of Columbia, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c)           The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the in the United States of America, its territories or possessions, any constituent State of the United States of America or the District of Columbia pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a fully executed short form agreement in form and substance satisfactory to the Agent) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(d)           The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.  No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.  As of the date hereof, no Grantor holds any Commercial Tort Claims except as indicated on the Perfection Certificate.

SECTION 4.03.   Covenants.  (f)  Each Grantor agrees promptly to notify the Agent in writing of any change (i) in such Grantor’s legal name, as reflected in its organizational documents, (ii) in the jurisdiction of organization or formation of such Grantor, (iii) if it is not a registered organization (as defined in the New York UCC), in the location of its chief executive office or its principal place of business, (iv) in such Grantor’s organizational form or (v) in such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned by the jurisdiction of organization.  Each Grantor agrees to promptly provide the Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  Each Grantor also agrees promptly to notify the Agent in writing if any material portion of the Collateral is damaged or destroyed.

(b)           Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Agent may request, promptly to prepare and deliver to the Agent a duly certified schedule or schedules in form and detail satisfactory to the Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c)           Upon request of the Agent, at the time of delivery of annual financial statements pursuant to Section 5.04(a) of the Credit Agreement, the Borrower shall deliver to the Agent a certificate executed by a Responsible Officer of the Borrower certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, recordings and registrations, containing a description of the Article 9 Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to paragraph (a) of this Section to the extent necessary to protect and perfect the Security Interest for a period of not less than 12 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).  Each certificate delivered pursuant to this paragraph shall identify in the format of Schedule III all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Agent.

(d)           Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e)           Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item of a Grantor (i) that constitutes Copyrights, Licenses, Patents or Trademarks and (ii) that, together with all United States Copyrights, United States Patents and United States Trademarks with respect to which a filing with the United States Patent and Trademark Office or the United States Copyright Office has not been made, has, in the Agent’s reasonable judgment, an aggregate fair market value in excess of $1,000,000; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Agent of the specific identification of such Collateral, to advise the Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Agent of the specific identification of such Collateral.

(f)           The Agent and such persons as the Agent may designate shall have the right, at the applicable Grantor’s own cost and expense, upon reasonable notice and during normal business hours, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify under reasonable procedures, the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(g)           At its option, the Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 5.03 or Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h)           Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Agent and the other Secured Parties from and against any and all liability for such performance.

(i)           No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by Section 6.02 of the Credit Agreement.  No Grantor shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(j)           No Grantor will, without the Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, compoundings, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

SECTION 4.04.  Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)           Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Agent may from time to time specify.

(b)           [Deposit Accounts. At all times after the [60th] day following the Closing Date and thereafter, for each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall either (i) cause the depositary bank to agree to comply at any time with instructions from the Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance reasonably satisfactory to the Agent or (ii) arrange for the Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Grantor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such Deposit Account.  The Agent agrees with each Grantor that the Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur.  The provisions of this paragraph shall not apply to any Deposit Account for which any Grantor, the depositary bank and the Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Agent for the specific purpose set forth therein.]

(c)           Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Agent thereof and, at the Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of any Grantor or such nominee or (ii) arrange for the Agent to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Agent thereof and, at the Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.  The Agent agrees with each Grantor that the Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur.

(d)           Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record” with a principal amount in excess $250,000, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may request to vest in the Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)           Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a face value in excess of $500,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Agent thereof and, at the request and option of the Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing, in which case they will be applied to the repayment of the Loans.

(f)           Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $1,500,000, such Grantor shall promptly notify the Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

SECTION 4.05.   Covenants Regarding Patent, Trademark and Copyright Collateral.  (g)  Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of any Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of any Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of any Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any material and adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)           In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly notifies the Agent, and, upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)           Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)           If any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h)           Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Trademark License and each other material License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01.   Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any of or all the following actions at the same or different times to the extent permitted by applicable law:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained) and

(b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Agent shall have the right to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate.  The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine.  The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02.   Application of Proceeds.  The Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Agent (in its capacity as administrative agent or collateral agent under the Loan Documents) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03.   Grant of License to Use Intellectual Property.  For the purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Agent may be exercised, at the option of the Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04.   Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

ARTICLE VI
Indemnity, Subrogation and Subordination

SECTION 6.01.   Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor (other than Holdings) under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor (other than Holdings) shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02.  Contribution and Subrogation.  Each Guarantor (other than Holdings) (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Obligation or assets of any other Guarantor (other than Holdings) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors (other than Holdings) on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03.  Subordination.  (h)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b)           The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to any other Guarantor or the Borrower shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01.   Notices.  All communications and notices hereunder (a) to any party other than the Subsidiary Guarantors, shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement or (b) to any Subsidiary Guarantor, shall (except as otherwise expressly permitted herein) be in writing and given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02.  Security Interest Absolute.  All rights of the Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.03.    Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 7.04.   Binding Effect; Several Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such Loan Party and the Agent and their permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Agent and the other Secured Parties and their successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05.   Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their successors and assigns.

SECTION 7.06.  Agent’s Fees and Expenses; Indemnification.  (i)  Each Grantor shall pay all out-of-pocket expenses incurred by the Agent and its Affiliates, including the fees, charges and disbursements of counsel, in connection with (i) the administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereto, (ii) the custody, inspection, supervision and preservation of, the sale of, the collection from, or any other realization upon, the Collateral, (iii) the enforcement or protection of the Agent’s rights under the Loan Documents, including its rights under this Section and during any workout, restructuring or negotiations in respect of the Loans and (iv) the failure of any Grantor to perform or observe any of the provisions thereof.

(b)           Without limitation of its indemnification obligations under the other Loan Documents, each Grantor agrees to, jointly and severally, indemnify the Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party, a Loan Party or any of Affiliate thereof) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.  No Grantor shall assert, and each Grantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents, any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of proceeds thereof.

(c)           Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Secured Party.  All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06 of the Credit Agreement.

SECTION 7.07.  Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral,

(f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

SECTION 7.08.   Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09.  Waivers; Amendment.  (j)  No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.10.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.11.    Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12.    Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13.    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14.   Jurisdiction; Consent to Service of Process.  (k)  Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such Federal court.  Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b)           Each of the Loan Parties hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section (it being understood that such waiver shall not require any suit, action or proceeding initiated in any court to be remanded or removed to any court referred to in paragraph (a) of this Section).  Each of the Loan Parties hereby irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of the Agent to serve process in any other manner permitted by law.

SECTION 7.15.   Termination or Release.  This Agreement, the guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate, and the Loan Parties shall automatically be released from their obligations hereunder, upon payment in full in cash of all Obligations (other than contingent indemnification obligations).  Upon request made to Collateral Agent by Borrower, Collateral Agent shall promptly prepare for filing by Borrower, at the expense of Borrower, any and all such requested releases.

SECTION 7.16.   Additional Subsidiaries.  Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement shall enter into this Agreement as a Guarantor and a Grantor upon becoming such a Subsidiary.  Upon execution and delivery by the Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Guarantor and a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17.  Right of Setoff.  If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee and Collateral Agreement as of the day and year first above written.

RENTECH ENERGY MIDWEST CORPORATION

By: /s/ Merrick Kerr
Name: Merrick Kerr
Title:

RENTECH, INC.

By: /s/ Merrick Kerr
Name: Merrick Kerr
Title: CFO

RENTECH DEVELOPMENT CORPORATION

By: /s/ Merrick Kerr
Name: Merrick Kerr
Title:

RENTECH SERVICES CORPORATION

By: /s/ Merrick Kerr
Name: Merrick Kerr
Title:

RENTECH ENERGY TECHNOLOGY CENTER, LLC

By: /s/ Merrick Kerr
Name: Merrick Kerr
Title:

CREDIT SUISSE, Cayman Islands Branch, as Collateral Agent By: /s/ Vanessa Gomez Name: Vanessa Gomez Title: Director by /s/ James Moran Name: James Moran Title: Managing Director

Schedule I

SUBSIDIARY GUARANTORS

1.	Rentech Development Corporation, a Colorado corporation
2.	Rentech Services Corporation, a Colorado corporation
3.	Rentech Energy Technology Center, LLC, a Colorado limited liability company